Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Fourth Quarter and Full Year 2020

RICHMOND, Va. (February 23, 2021) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the fourth quarter and full year ended December 31, 2020.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three Months and Year Ended December 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2020	2019	% Change		2020	2019	% Change
Net income (loss)	$(51,247)	$25,453	n/m		$(173,207)	$171,917	n/m
Net income (loss) per share	$(0.23)	$0.11	n/m		$(0.77)	$0.77	n/m

Adjusted EBITDAre	$16,196	$86,110	(81.2%)		$92,611	$428,785	(78.4%)
Comparable Hotels Adjusted Hotel EBITDA	$23,035	$94,685	(75.7%)		$120,732	$454,280	(73.4%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	17.3%	33.3%	(1,600	bps)	20.2%	36.7%	(1,650	bps)
Modified funds from operations (MFFO)	$(2,475)	$70,604	n/m		$20,437	$365,921	(94.4%)
MFFO per share	$(0.01)	$0.32	n/m		$0.09	$1.63	(94.5%)

Average Daily Rate (ADR) (Actual)	$97.87	$131.41	(25.5%)		$111.49	$137.30	(18.8%)
Occupancy (Actual)	46.5%	72.9%	(36.2%)		46.1%	77.0%	(40.1%)
Revenue Per Available Room (RevPAR) (Actual)	$45.46	$95.85	(52.6%)		$51.34	$105.72	(51.4%)

Comparable Hotels ADR	$97.91	$131.79	(25.7%)		$111.62	$138.09	(19.2%)
Comparable Hotels Occupancy	46.4%	72.9%	(36.4%)		46.0%	77.1%	(40.3%)
Comparable Hotels RevPAR	$45.44	$96.12	(52.7%)		$51.33	$106.45	(51.8%)

Cash and cash equivalents	$5,556	$-	n/a
Total debt outstanding	$1,488,570
Total debt outstanding, net of cash and cash equivalents	$1,483,014
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	34.0%

Note: n/m = not meaningful.

(1)

Explanations of and reconciliations to net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.

(2)

Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $12.91 on December 31, 2020.

Comparable Hotels is defined as the 233 hotels owned and held for use by the Company as of December 31, 2020. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

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Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “The challenges brought by the COVID-19 pandemic significantly altered the trajectory of 2020 and meaningfully impacted travel and the hotel industry beginning in March of last year. With the efficient operations, broad consumer appeal and market diversification of our portfolio of rooms-focused hotels and the tireless efforts of our corporate and property management teams, we were able to keep our hotels open, adjust our operating model, reduce property-level expenses and enhance our sales efforts to capture existing demand and maximize performance during the most difficult year on record for the hotel industry. We were first among publicly traded lodging REITs to return to positive cash flow in 2020 and are pleased to report Adjusted EBITDAre of approximately $93 million and MFFO of approximately $20 million for the full year. The pandemic’s impact on travel has forced us to rethink every aspect of our business, concentrating on the services and amenities that our guests value most, and we are focused on enhancing our stabilized operating model to become even more efficient over time.”

Mr. Knight continued, “As we transition from the traditionally slower travel months at year end, we are encouraged by the improving occupancy trends we have seen across our portfolio in January and February. While we have limited visibility, we anticipate domestic leisure travel will drive performance early in the year and business travel, led initially by local and regional business demand, will improve over the course of 2021. Our outperformance during these unprecedented times is a testament to the strength of our underlying strategy and low-levered balance sheet and has preserved our capacity to pursue accretive opportunities in the early stages of a recovery. We remain intently focused on maximizing long-term value for our shareholders and are confident we are well positioned as travel continues to recover.”

Operations Update

•

All hotels open: All of the Company’s hotels are open with enhanced health and sanitation measures in place. The Company continues to intentionally consolidate operations at five hotels, down from 38 hotels as of May 2020, in market clusters to maximize operational efficiencies. The cost structure of the Company’s primarily rooms-focused hotels allows them to operate cost effectively even at very low occupancy levels, resulting in positive Adjusted Hotel EBITDA for each month in 2020 except for April.

•

Enhanced sales efforts: Together with its third-party management companies, the Company has enhanced its sales efforts by focusing on COVID-19-specific opportunities in certain markets and strategically targeting available demand to maximize performance.

•

Seasonal fluctuations: Occupancy and RevPAR for the Company’s portfolio sequentially improved from the lowest levels of approximately 18% and $18 in April 2020 to approximately 54% and $55 in October 2020, driven by a wide variety of demand generators including leisure, government, health care, construction, disaster recovery, insurance, athletics, education, and local and regional business-related travel. Demand during the months of November and December declined in line with typical seasonal travel trends.

•

Reduced property-level expenses: Since March 2020, the Company, its brands and its third-party management companies have implemented cost elimination and efficiency initiatives at each of the Company’s hotels by effectively managing labor costs, reducing or eliminating certain services and amenities, and renegotiating rates under various service contracts. Hotel operating expenses were lowered by approximately 48% during the fourth quarter of 2020 and 44% during the year ended December 31, 2020, as compared to the same periods of 2019.

•

Reduced corporate-level expenses: General and administrative expenses were reduced by approximately 34% during the fourth quarter of 2020 and 19% during the year ended December 31, 2020, as compared to the same periods of 2019, primarily due to decreases in compensation and other overhead expenses.

•

Cash flow positive: The Company produced sufficient cash from hotel operations to cover property-level and corporate-level costs, including debt service, for six months during 2020. The Company achieved positive Adjusted Hotel EBITDA of approximately $23 million and $122 million and MFFO of approximately negative $2.5 million and positive $20 million for the fourth quarter and full year ended December 31, 2020, respectively. Performance during the fourth quarter was impacted by seasonal travel trends that typically occur during November and December relative to third quarter performance.

The following table highlights the Company’s performance during the fourth quarter of 2020, amid the COVID-19 pandemic, as compared to the fourth quarter of 2019 (in thousands, except statistical data):

				Three				Three
				Months Ended				Months Ended
	October 2020	November 2020	December 2020	December 31, 2020	October 2019	November 2019	December 2019	December 31, 2019
ADR	$101.94	$97.77	$92.55	$97.87	$139.07	$130.85	$122.20	$131.41
Occupancy	53.7%	45.3%	40.3%	46.5%	81.6%	73.7%	63.5%	72.9%
RevPAR	$54.76	$44.27	$37.32	$45.46	$113.43	$96.49	$77.61	$95.85
Adjusted Hotel EBITDA (1)	$14,748	$6,703	$1,845	$23,296	$44,707	$31,720	$20,409	$96,836

(1)	See explanation and reconciliation of Adjusted Hotel EBITDA to net income (loss) included below.

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The Company, its third-party management companies and the brands the Company’s hotels are franchised with have aggressively worked to mitigate costs and uses of cash associated with operating the Company’s hotels in a low-occupancy environment and are thoughtfully working to position the hotels to adapt to changes in guest preferences that may occur in the future. The operational impact of the COVID-19 pandemic has varied and will continue to vary by market and hotel. With the support of its brands and third-party management companies, the Company will continue to rethink brand standards, refine its operating model at various occupancy levels, and allocate capital to maximize long-term profitability.

Portfolio Activity

Acquisitions

In 2020, as previously announced, Apple Hospitality acquired four newly developed hotels with an aggregate of 483 guest rooms, all of which were contracted for in 2018, for a total purchase price of approximately $111 million.

In February 2021, the Company closed on the purchase of the newly developed 176-room Hilton Garden Inn in Madison, Wisconsin, which was contracted for in 2019, for a total purchase price of approximately $50 million.

Dispositions and Contract for Potential Disposition

In 2020, Apple Hospitality sold three hotels with an aggregate of 421 guest rooms for a combined gross sales price of approximately $55 million, including the 86-room Hampton Inn by Hilton in Tulare, California, which was sold during the fourth quarter for a gross sales price of approximately $10 million. The Company’s 2020 dispositions resulted in a combined gain on sale of approximately $11 million.

In October 2020, the Company entered into a contract for the sale of its 118-room Homewood Suites by Hilton in Charlotte, North Carolina, for a gross sales price of approximately $10 million. Although the Company is working towards the sale of this hotel, there are many conditions to closing that have not yet been satisfied and there can be no assurance that a closing on this hotel will occur. If the closing occurs, the sale is expected to be completed in the first quarter of 2021, and the Company expects to recognize a gain upon completion of the sale.

Capital Improvements

During the year ended December 31, 2020, the Company invested approximately $38 million in capital expenditures, which was approximately $50 million less than originally planned as the Company postponed all planned non-essential capital improvements after March 2020 in order to maintain a sound liquidity position as a result of COVID-19. The Company anticipates investing approximately $25 million to $30 million in capital improvements during 2021, depending in part on the pace of economic recovery.

Balance Sheet and Liquidity

Summary

As of December 31, 2020, Apple Hospitality had approximately $1.5 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 3.9%, cash on hand of approximately $6 million and availability under its revolving credit facility of approximately $319 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt is comprised of approximately $513 million in property-level debt secured by 33 hotels and approximately $976 million outstanding on its unsecured credit facilities. The Company’s total debt to total capitalization, net of cash and cash equivalents at December 31, 2020, was approximately 34%. As of December 31, 2020, the Company’s weighted-average debt maturities are 4 years, with approximately $51 million, net of reserves, maturing in 2021.

Unsecured Credit Facilities Amendments

As a result of COVID-19 and the associated disruption to the Company’s operating results, the Company anticipated that it may not be able to maintain compliance with certain covenants under its unsecured credit facilities in future periods. As a result, on June 5, 2020, the Company entered into amendments to each of its unsecured credit facilities to temporarily waive the financial covenant testing under each of its unsecured credit facilities until the date the compliance certificate is required to be delivered for the fiscal quarter ending June 30, 2021 (the “Covenant Waiver Period”), unless the Company elects an earlier date. As of December 31, 2020, the Company was in compliance with the applicable covenants of the credit agreements as amended. However, as a result of the continued disruption from COVID-19 and the related uncertainty on the Company’s operating results, the Company anticipates that it could potentially not be in compliance with certain of the covenants as amended in future periods if the existing Covenant Waiver Period is not further extended. In January 2021, the Company notified lenders under its credit facilities of the anticipated potential non-compliance with certain covenants and anticipates entering into amendments to each of the credit facilities to extend the waiver period for the testing of all but two of its financial maintenance covenants through March 31, 2022. The waiver period for the testing of the ratio of Adjusted Consolidated EBITDA to Consolidated Fixed Charges and the ratio of Unencumbered Adjusted NOI to Consolidated Implied Interest Expense for Consolidated Unsecured Indebtedness is anticipated to be extended through December 31, 2021. The Company anticipates that the conditions to obtaining the waivers that currently apply during the Covenant Waiver Period, as implemented in the June 2020 amendments, will generally continue to apply during the extended covenant waiver period described above, including restrictions on the amount of the Company’s distributions, capital expenditures, share repurchases and acquisitions, but the Company anticipates that the amendments will provide additional flexibility regarding certain of the conditions relative to the current restrictions, including an increased allowance for acquiring unencumbered assets through either proceeds from unencumbered asset sales or equity issuances. The Company also anticipates that the anticipated amendments will provide for less restrictive thresholds for certain financial covenant ratios once covenant testing recommences at the end of the extended covenant waiver period for a transitional period. As part of the amendments, the interest rate under each of its credit facilities is expected to increase 15 basis points during

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the extended covenant waiver period. Although the Company is close to finalizing these amendments and anticipates completing them in the near future, the amendments have not yet been finalized and the final terms could change. Thus, no assurances can be given as to the final terms of the amendments or that the Company will be able to complete the amendments.

Capital Markets

Apple Hospitality terminated its written trading plan under its Share Repurchase Program in March 2020 and did not engage in additional repurchases under the Share Repurchase Program during the balance of 2020. Prior to the Company’s termination of its written trading plan under its Share Repurchase Program, the Company repurchased approximately 1.5 million of its common shares for an aggregate purchase price of approximately $14.3 million during the first quarter of 2020. As of December 31, 2020, the Company had approximately $345 million remaining under its share repurchase authorization. The Share Repurchase Program may be suspended or terminated at any time by the Company and will end in July 2021 if not terminated earlier. Share repurchases are subject to certain restrictions during the Covenant Waiver Period, and the Company does not anticipate utilizing the Share Repurchase Program during the Covenant Waiver Period.

In August 2020, the Company entered into an equity distribution agreement pursuant to which the Company may sell, from time to time, up to an aggregate of $300 million of its common shares under an at-the-market offering program (the “ATM Program”). As of December 31, 2020, the Company had not sold any common shares under the ATM Program.

Shareholder Distributions

In March 2020, as a result of COVID-19 and the impact on the Company’s business, the Company suspended its monthly distributions, with the last distribution paid March 16, 2020. The Company paid distributions of approximately $0.30 per common share for the full year ended December 31, 2020. The Company’s Board of Directors, in consultation with management, will continue to monitor hotel operations and intends to resume distributions at a time and level determined to be prudent in relation to the Company’s other cash requirements or in order to maintain its REIT status for federal income tax purposes, subject to the distribution restrictions as a condition to the amendments to the Company’s unsecured credit facilities during the Covenant Waiver Period.

2021 Outlook

In light of uncertainties related to the ongoing COVID-19 pandemic, the Company does not expect to issue 2021 operational guidance until it has greater visibility into more predictable operating fundamentals and trends. The Company is providing the following guidance on certain corporate expenses, which is based on management’s current view and does not take into account any unanticipated developments in its business or changes in its operating environment:

•	General and administrative expenses are projected to be approximately $28 million to $32 million.
•	Interest expense is projected to be approximately $75 million to $80 million.
•	Capital expenditures are projected to be approximately $25 million to $30 million.

Fourth Quarter and Full Year 2020 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Wednesday, February 24, 2021. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 1:00 p.m. Eastern Time on February 24, 2021, through 11:59 p.m. Eastern Time on March 17, 2021. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13714678. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 235 hotels with more than 30,100 guest rooms located in 88 markets throughout 35 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 104 Marriott-branded hotels, 126 Hilton-branded hotels, three Hyatt-branded hotels and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance:  Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre (“Adjusted EBITDAre”); and Adjusted Hotel EBITDA (“Adjusted Hotel EBITDA”). These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the

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Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements continues to be the adverse effect of COVID-19, including resurgences and new variants, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the continued  impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the Company’s ability to complete the anticipated amendments to its credit facilities on the terms and timing anticipated, or at all, the speed of the vaccine roll-out, the efficacy, acceptance and availability of vaccines, the duration of associated immunity and efficacy of the vaccines against emerging variants of COVID-19, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases, new variants or other factors, the slowing or rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Such additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	December 31,	December 31,
	2020	2019

Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,235,698 and $1,054,429, respectively	$4,732,896	$4,825,738
Assets held for sale	5,316	12,093
Cash and cash equivalents	5,556	-
Restricted cash-furniture, fixtures and other escrows	28,812	34,661
Due from third party managers, net	22,137	26,926
Other assets, net	35,042	42,993
Total Assets	$4,829,759	$4,942,411

Liabilities
Debt, net	$1,482,571	$1,320,407
Finance lease liabilities	219,981	216,627
Accounts payable and other liabilities	97,860	114,364
Total Liabilities	1,800,412	1,651,398

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 223,212,346 and 223,862,913 shares, respectively	4,488,419	4,493,763
Accumulated other comprehensive loss	(42,802)	(4,698)
Distributions greater than net income	(1,416,270)	(1,198,052)
Total Shareholders' Equity	3,029,347	3,291,013

Total Liabilities and Shareholders' Equity	$4,829,759	$4,942,411

Note:  The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, (Unaudited)		December 31,
	2020	2019	2020	2019
Revenues:
Room	$125,562	$265,208	$560,485	$1,167,203
Food and beverage	2,333	15,029	16,719	59,815
Other	6,070	9,734	24,675	39,579
Total revenue	133,965	289,971	601,879	1,266,597

Expenses:
Hotel operating expense:
Operating	35,239	75,986	156,099	312,449
Hotel administrative	14,394	25,307	68,473	103,895
Sales and marketing	13,486	27,800	61,003	116,089
Utilities	7,947	9,463	33,412	40,598
Repair and maintenance	10,104	13,358	37,087	52,695
Franchise fees	5,871	12,491	26,387	54,862
Management fees	4,392	9,779	19,817	43,828
Total hotel operating expense	91,433	174,184	402,278	724,416
Property taxes, insurance and other	19,418	19,028	78,238	77,498
General and administrative	7,100	10,726	29,374	36,210
Loss on impairment of depreciable real estate assets	715	-	5,097	6,467
Depreciation and amortization	50,196	49,294	199,786	193,240
Total expense	168,862	253,232	714,773	1,037,831

Gain on sale of real estate	2,069	3,969	10,854	5,021

Operating income (loss)	(32,828)	40,708	(102,040)	233,787

Interest and other expense, net	(18,352)	(15,081)	(70,835)	(61,191)

Income (loss) before income taxes	(51,180)	25,627	(172,875)	172,596

Income tax expense	(67)	(174)	(332)	(679)

Net income (loss)	$(51,247)	$25,453	$(173,207)	$171,917

Other comprehensive income (loss):
Interest rate derivatives	5,518	5,653	(38,104)	(14,704)

Comprehensive income (loss)	$(45,729)	$31,106	$(211,311)	$157,213

Basic and diluted net income (loss) per common share	$(0.23)	$0.11	$(0.77)	$0.77

Weighted average common shares outstanding - basic and diluted	223,316	223,906	223,544	223,910

Note: The Consolidated Statements of Operations and Comprehensive Income (Loss) and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2020	2019	% Change		2020	2019	% Change
Total revenue	$132,998	$283,950	(53.2%)		$596,972	$1,237,149	(51.7%)

Total operating expenses	109,963	189,265	(41.9%)		476,240	782,869	(39.2%)

Adjusted Hotel EBITDA	$23,035	$94,685	(75.7%)		$120,732	$454,280	(73.4%)
Adjusted Hotel EBITDA Margin %	17.3%	33.3%	(1,600	bps)	20.2%	36.7%	(1,650	bps)

ADR (Comparable Hotels)	$97.91	$131.79	(25.7%)		$111.62	$138.09	(19.2%)
Occupancy (Comparable Hotels)	46.4%	72.9%	(36.4%)		46.0%	77.1%	(40.3%)
RevPAR (Comparable Hotels)	$45.44	$96.12	(52.7%)		$51.33	$106.45	(51.8%)

ADR (Actual)	$97.87	$131.41	(25.5%)		$111.49	$137.30	(18.8%)
Occupancy (Actual)	46.5%	72.9%	(36.2%)		46.1%	77.0%	(40.1%)
RevPAR (Actual)	$45.46	$95.85	(52.6%)		$51.34	$105.72	(51.4%)

Reconciliation to Actual Results

Total Revenue (Actual)	$133,965	$289,971			$601,879	$1,266,597
Revenue from acquisitions prior to ownership	-	73			-	3,363
Revenue from dispositions/assets held for sale	(967)	(6,094)			(4,907)	(32,811)
Comparable Hotels Total Revenue	$132,998	$283,950			$596,972	$1,237,149

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$23,296	$96,836			$121,985	$464,995
AHEBITDA from acquisitions prior to ownership	-	(1)			-	613
AHEBITDA from dispositions/assets held for sale	(261)	(2,150)			(1,253)	(11,328)
Comparable Hotels AHEBITDA	$23,035	$94,685			$120,732	$454,280

Note:  Comparable Hotels is defined as the 233 hotels owned and held for use by the Company as of December 31, 2020. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020
Total revenue	$291,934	$335,181	$326,084	$283,950	$235,658	$80,509	$147,807	$132,998

Total operating expenses	187,449	202,618	203,537	189,265	173,057	79,810	113,410	109,963

Adjusted Hotel EBITDA	$104,485	$132,563	$122,547	$94,685	$62,601	$699	$34,397	$23,035
Adjusted Hotel EBITDA Margin %	35.8%	39.5%	37.6%	33.3%	26.6%	0.9%	23.3%	17.3%

ADR (Comparable Hotels)	$137.65	$142.26	$140.04	$131.79	$132.82	$100.93	$104.90	$97.91
Occupancy (Comparable Hotels)	74.1%	81.5%	79.9%	72.9%	60.8%	28.2%	48.5%	46.4%
RevPAR (Comparable Hotels)	$101.94	$115.91	$111.82	$96.12	$80.81	$28.43	$50.92	$45.44

ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$132.55	$100.76	$104.78	$97.87
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	60.9%	28.2%	48.6%	46.5%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$80.66	$28.44	$50.94	$45.46

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$238,010	$81,078	$148,826	$133,965
Revenue from acquisitions prior to ownership	1,817	798	675	73	-	-	-	-
Revenue from dispositions/assets held for sale	(13,670)	(6,734)	(6,313)	(6,094)	(2,352)	(569)	(1,019)	(967)
Comparable Hotels Total Revenue	$291,934	$335,181	$326,084	$283,950	$235,658	$80,509	$147,807	$132,998

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$63,297	$704	$34,688	$23,296
AHEBITDA from acquisitions prior to ownership	391	166	57	(1)	-	-	-	-
AHEBITDA from dispositions/assets held for sale	(4,710)	(2,362)	(2,106)	(2,150)	(696)	(5)	(291)	(261)
Comparable Hotels AHEBITDA	$104,485	$132,563	$122,547	$94,685	$62,601	$699	$34,397	$23,035

Note:  Comparable Hotels is defined as the 233 hotels owned and held for use by the Company as of December 31, 2020. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 9

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2020	2019	% Change		2020	2019	% Change
Total revenue	$129,964	$280,556	(53.7%)		$587,722	$1,224,196	(52.0%)

Total operating expenses	107,015	186,866	(42.7%)		467,582	773,794	(39.6%)

Adjusted Hotel EBITDA	$22,949	$93,690	(75.5%)		$120,140	$450,402	(73.3%)
Adjusted Hotel EBITDA Margin %	17.7%	33.4%	(1,570	bps)	20.4%	36.8%	(1,640	bps)

ADR (Same Store Hotels)	$98.10	$131.86	(25.6%)		$111.72	$138.15	(19.1%)
Occupancy (Same Store Hotels)	46.6%	72.9%	(36.1%)		46.2%	77.1%	(40.1%)
RevPAR (Same Store Hotels)	$45.67	$96.12	(52.5%)		$51.56	$106.53	(51.6%)

ADR (Actual)	$97.87	$131.41	(25.5%)		$111.49	$137.30	(18.8%)
Occupancy (Actual)	46.5%	72.9%	(36.2%)		46.1%	77.0%	(40.1%)
RevPAR (Actual)	$45.46	$95.85	(52.6%)		$51.34	$105.72	(51.4%)

Reconciliation to Actual Results

Total Revenue (Actual)	$133,965	$289,971			$601,879	$1,266,597
Revenue from acquisitions	(3,034)	(3,321)			(9,250)	(9,590)
Revenue from dispositions/assets held for sale	(967)	(6,094)			(4,907)	(32,811)
Same Store Hotels Total Revenue	$129,964	$280,556			$587,722	$1,224,196

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$23,296	$96,836			$121,985	$464,995
AHEBITDA from acquisitions	(86)	(996)			(592)	(3,265)
AHEBITDA from dispositions/assets held for sale	(261)	(2,150)			(1,253)	(11,328)
Same Store Hotels AHEBITDA	$22,949	$93,690			$120,140	$450,402

Note: Same Store Hotels is defined as the 226 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 10

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020
Total revenue	$289,413	$331,647	$322,580	$280,556	$232,480	$79,594	$145,684	$129,964

Total operating expenses	185,567	200,231	201,130	186,866	170,786	78,532	111,249	107,015

Adjusted Hotel EBITDA	$103,846	$131,416	$121,450	$93,690	$61,694	$1,062	$34,435	$22,949
Adjusted Hotel EBITDA Margin %	35.9%	39.6%	37.6%	33.4%	26.5%	1.3%	23.6%	17.7%

ADR (Same Store Hotels)	$137.58	$142.33	$140.18	$131.86	$132.75	$101.00	$104.99	$98.10
Occupancy (Same Store Hotels)	74.1%	81.6%	79.9%	72.9%	60.8%	28.3%	49.0%	46.6%
RevPAR (Same Store Hotels)	$101.94	$116.08	$111.96	$96.12	$80.68	$28.58	$51.39	$45.67

ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$132.55	$100.76	$104.78	$97.87
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	60.9%	28.2%	48.6%	46.5%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$80.66	$28.44	$50.94	$45.46

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$238,010	$81,078	$148,826	$133,965
Revenue from acquisitions	(704)	(2,736)	(2,829)	(3,321)	(3,178)	(915)	(2,123)	(3,034)
Revenue from dispositions/assets held for sale	(13,670)	(6,734)	(6,313)	(6,094)	(2,352)	(569)	(1,019)	(967)
Same Store Hotels Total Revenue	$289,413	$331,647	$322,580	$280,556	$232,480	$79,594	$145,684	$129,964

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$63,297	$704	$34,688	$23,296
AHEBITDA from acquisitions	(248)	(981)	(1,040)	(996)	(907)	363	38	(86)
AHEBITDA from dispositions/assets held for sale	(4,710)	(2,362)	(2,106)	(2,150)	(696)	(5)	(291)	(261)
Same Store Hotels AHEBITDA	$103,846	$131,416	$121,450	$93,690	$61,694	$1,062	$34,435	$22,949

Note: Same Store Hotels is defined as the 226 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis from March 31, 2019 through December 31, 2020:

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020
Net income (loss)	$38,151	$62,090	$46,223	$25,453	$(2,769)	$(78,243)	$(40,948)	$(51,247)
Depreciation and amortization	47,950	48,109	47,887	49,294	49,522	49,897	50,171	50,196
Amortization of favorable and unfavorable operating leases, net	31	31	31	31	101	101	103	137
Interest and other expense, net	15,494	15,857	14,759	15,081	15,566	18,386	18,531	18,352
Income tax expense	206	156	143	174	146	58	61	67
EBITDA	101,832	126,243	109,043	90,033	62,566	(9,801)	27,918	17,505
(Gain) loss on sale of real estate	(1,213)	161	-	(3,969)	(8,839)	54	-	(2,069)
Loss on impairment of depreciable real estate assets	-	-	6,467	-	-	4,382	-	715
EBITDAre	100,619	126,404	115,510	86,064	53,727	(5,365)	27,918	16,151
Non-cash straight-line operating ground lease expense	48	47	47	46	47	44	44	45
Adjusted EBITDAre	$100,667	$126,451	$115,557	$86,110	$53,774	$(5,321)	$27,962	$16,196
General and administrative expense	8,137	8,308	9,039	10,726	9,523	6,025	6,726	7,100
Adjusted Hotel EBITDA	$108,804	$134,759	$124,596	$96,836	$63,297	$704	$34,688	$23,296

Page | 12

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income (loss) to FFO and MFFO for the three months and year ended December 31, 2020 and 2019:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$(51,247)	$25,453	$(173,207)	$171,917
Depreciation of real estate owned	48,327	47,441	192,346	187,729
Gain on sale of real estate	(2,069)	(3,969)	(10,854)	(5,021)
Loss on impairment of depreciable real estate assets	715	-	5,097	6,467
Funds from operations	(4,274)	68,925	13,382	361,092
Amortization of finance ground lease assets	1,617	1,602	6,433	4,517
Amortization of favorable and unfavorable operating leases, net	137	31	442	124
Non-cash straight-line operating ground lease expense	45	46	180	188
Modified funds from operations	$(2,475)	$70,604	$20,437	$365,921

Page | 13

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

December 31, 2020

								Fair
								Market
	2021	2022	2023	2024	2025	Thereafter	Total	Value
Total debt:
Maturities	$70,724	$215,631	$296,213	$338,597	$245,140	$322,265	$1,488,570	$1,494,175
Average interest rates (1)	3.9%	3.8%	4.0%	4.2%	4.3%	4.3%

Variable rate debt:
Maturities	$20,551	$105,800	$250,000	$310,000	$175,000	$85,000	$946,351	$931,264
Average interest rates (1)	3.6%	3.7%	4.0%	4.4%	4.8%	5.4%

Fixed rate debt:
Maturities	$50,173	$109,831	$46,213	$28,597	$70,140	$237,265	$542,219	$562,911
Average interest rates	4.3%	4.1%	4.0%	4.0%	3.9%	3.9%

(1)	The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Page | 14

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended December 31

(Unaudited)

		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2020	Q4 2019	% Change	Q4 2020	Q4 2019	% Change	Q4 2020	Q4 2019	% Change	Q4 2020
Top 20 Markets
Los Angeles/Long Beach, CA	8	70.5%	87.3%	(19.2%)	$113.89	$171.23	(33.5%)	$80.25	$149.48	(46.3%)	12.9%
North Carolina East	5	64.7%	70.5%	(8.2%)	$109.61	$109.10	0.5%	$70.92	$76.89	(7.8%)	6.5%
Anaheim/Santa Ana, CA	6	50.7%	80.4%	(36.9%)	$102.70	$137.12	(25.1%)	$52.07	$110.28	(52.8%)	5.4%
Alabama North	4	62.1%	73.0%	(14.9%)	$105.98	$113.07	(6.3%)	$65.84	$82.54	(20.2%)	4.4%
Melbourne/Titusville, FL	3	47.3%	89.9%	(47.4%)	$129.72	$153.18	(15.3%)	$61.32	$137.73	(55.5%)	4.4%
Phoenix, AZ	11	44.6%	74.0%	(39.7%)	$91.04	$125.51	(27.5%)	$40.61	$92.83	(56.3%)	4.4%
Florida Panhandle	5	56.9%	70.5%	(19.3%)	$108.83	$129.10	(15.7%)	$61.89	$91.08	(32.0%)	4.2%
Texas West	2	87.6%	80.8%	8.4%	$98.28	$126.93	(22.6%)	$86.11	$102.53	(16.0%)	3.9%
Texas East	2	84.6%	87.4%	(3.2%)	$103.22	$105.63	(2.3%)	$87.31	$92.36	(5.5%)	3.5%
Seattle, WA	3	47.8%	79.6%	(39.9%)	$122.24	$165.24	(26.0%)	$58.37	$131.58	(55.6%)	3.3%
San Diego, CA	7	39.7%	71.1%	(44.2%)	$109.85	$136.46	(19.5%)	$43.61	$97.08	(55.1%)	3.3%
Fort Worth/Arlington, TX	5	53.2%	75.7%	(29.7%)	$97.81	$126.85	(22.9%)	$52.05	$96.05	(45.8%)	3.0%
Alabama South	6	48.2%	67.2%	(28.3%)	$99.45	$119.04	(16.5%)	$47.93	$80.00	(40.1%)	2.9%
Oklahoma City, OK	4	50.1%	67.0%	(25.2%)	$96.94	$127.61	(24.0%)	$48.55	$85.50	(43.2%)	2.8%
Louisiana South	2	69.3%	61.9%	12.0%	$101.20	$106.28	(4.8%)	$70.18	$65.73	6.8%	2.7%
Tucson, AZ	3	62.2%	75.1%	(17.2%)	$87.04	$105.18	(17.2%)	$54.14	$78.94	(31.4%)	2.7%
Alaska	2	58.7%	75.2%	(21.9%)	$135.24	$148.19	(8.7%)	$79.41	$111.48	(28.8%)	2.7%
Riverside & San Bernardino, CA	1	84.7%	86.6%	(2.2%)	$155.46	$169.79	(8.4%)	$131.75	$147.04	(10.4%)	2.7%
Knoxville, TN	3	54.2%	75.5%	(28.2%)	$100.27	$112.92	(11.2%)	$54.33	$85.26	(36.3%)	2.6%
California South/Central	2	75.8%	81.0%	(6.4%)	$113.03	$139.91	(19.2%)	$85.73	$113.34	(24.4%)	2.4%
Top 20 Markets	84	55.2%	75.6%	(27.0%)	$106.22	$134.04	(20.8%)	$58.62	$101.29	(42.1%)	80.7%

All Other Markets
Virginia Area	1	100.0%	58.2%	71.8%	$74.22	$165.42	(55.1%)	$74.20	$96.23	(22.9%)	2.4%
Norfolk/Virginia Beach, VA	4	59.7%	65.4%	(8.7%)	$94.47	$104.25	(9.4%)	$56.44	$68.20	(17.2%)	2.3%
Memphis, TN-AR-MS	2	52.3%	76.8%	(31.9%)	$110.57	$153.97	(28.2%)	$57.78	$118.20	(51.1%)	2.1%
Tennessee Area	2	67.9%	78.2%	(13.2%)	$105.48	$119.75	(11.9%)	$71.57	$93.61	(23.5%)	1.9%
Nashville, TN	5	45.7%	79.9%	(42.8%)	$95.52	$163.43	(41.6%)	$43.70	$130.51	(66.5%)	1.9%
Portland, ME	1	47.9%	85.4%	(43.9%)	$137.14	$157.54	(12.9%)	$65.65	$134.52	(51.2%)	1.9%
Washington, DC-MD-VA	4	42.3%	72.5%	(41.7%)	$94.99	$129.89	(26.9%)	$40.16	$94.22	(57.4%)	1.8%
Jacksonville, FL	2	60.9%	67.7%	(10.0%)	$98.51	$109.84	(10.3%)	$60.00	$74.42	(19.4%)	1.6%
Birmingham, AL	4	43.5%	76.3%	(43.0%)	$103.87	$119.03	(12.7%)	$45.15	$90.79	(50.3%)	1.6%
San Jose/Santa Cruz, CA	1	76.1%	82.6%	(7.9%)	$114.19	$219.83	(48.1%)	$86.86	$181.60	(52.2%)	1.5%
Salt Lake City/Ogden, UT	2	57.4%	69.7%	(17.6%)	$71.58	$109.73	(34.8%)	$41.11	$76.53	(46.3%)	1.4%
Newark, NJ	2	58.8%	76.7%	(23.3%)	$112.50	$149.38	(24.7%)	$66.20	$114.65	(42.3%)	1.3%
Indiana North	3	38.7%	61.1%	(36.7%)	$108.90	$152.86	(28.8%)	$42.18	$93.37	(54.8%)	1.2%
Mississippi	2	52.4%	66.9%	(21.7%)	$101.17	$99.43	1.7%	$53.05	$66.48	(20.2%)	1.0%
Columbia, SC	2	59.3%	76.6%	(22.6%)	$88.73	$110.37	(19.6%)	$52.64	$84.60	(37.8%)	1.0%
Bergen/Passaic, NJ	1	73.0%	81.0%	(9.9%)	$94.02	$142.10	(33.8%)	$68.59	$115.11	(40.4%)	1.0%
Iowa Area	3	52.6%	70.9%	(25.8%)	$96.52	$106.87	(9.7%)	$50.77	$75.79	(33.0%)	0.9%
Mobile, AL	1	64.0%	66.2%	(3.3%)	$97.21	$95.81	1.5%	$62.24	$63.45	(1.9%)	0.9%
Chattanooga, TN-GA	1	69.2%	82.7%	(16.3%)	$112.29	$115.22	(2.5%)	$77.73	$95.23	(18.4%)	0.8%
Miami/Hialeah, FL	3	57.3%	85.7%	(33.1%)	$80.60	$130.96	(38.5%)	$46.18	$112.27	(58.9%)	0.8%
Arkansas Area	3	46.5%	72.4%	(35.8%)	$75.67	$117.17	(35.4%)	$35.16	$84.77	(58.5%)	0.7%
Macon/Warner Robins, GA	1	51.7%	74.3%	(30.4%)	$112.83	$133.80	(15.7%)	$58.33	$99.46	(41.4%)	0.7%

Page | 15

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended December 31

(Unaudited) (Continued)

Syracuse, NY	2	34.8%	64.1%	(45.7%)	$101.14	$145.17	(30.3%)	$35.24	$93.12	(62.2%)	0.7%
Utah Area	1	51.8%	65.3%	(20.7%)	$93.95	$107.67	(12.7%)	$48.71	$70.26	(30.7%)	0.7%
Tampa/St Petersburg, FL	1	61.6%	82.9%	(25.7%)	$100.26	$134.59	(25.5%)	$61.78	$111.57	(44.6%)	0.7%
Long Island	1	51.1%	79.4%	(35.6%)	$102.42	$143.34	(28.5%)	$52.35	$113.86	(54.0%)	0.6%
Georgia South	1	58.1%	69.6%	(16.5%)	$84.96	$107.48	(21.0%)	$49.38	$74.76	(33.9%)	0.6%
Idaho	1	43.0%	73.5%	(41.5%)	$104.89	$150.18	(30.2%)	$45.10	$110.33	(59.1%)	0.6%
New Orleans, LA	1	34.5%	79.6%	(56.7%)	$137.34	$174.39	(21.2%)	$47.43	$138.80	(65.8%)	0.6%
Sacramento, CA	1	47.7%	89.3%	(46.6%)	$103.30	$149.63	(31.0%)	$49.30	$133.58	(63.1%)	0.5%
Greensboro/Winston Salem, NC	2	49.2%	73.9%	(33.4%)	$86.61	$116.75	(25.8%)	$42.64	$86.33	(50.6%)	0.5%
Kansas City, MO-KS	5	31.5%	71.5%	(55.9%)	$101.57	$114.57	(11.3%)	$32.04	$81.96	(60.9%)	0.5%
Colorado Springs, CO	1	51.3%	64.2%	(20.1%)	$108.48	$122.46	(11.4%)	$55.65	$78.63	(29.2%)	0.5%
Florida Central	3	45.7%	71.4%	(36.0%)	$91.92	$118.22	(22.2%)	$42.01	$84.38	(50.2%)	0.5%
Savannah, GA	1	72.3%	84.3%	(14.2%)	$87.47	$115.44	(24.2%)	$63.22	$97.26	(35.0%)	0.4%
Greenville/Spartanburg, SC	1	51.2%	66.7%	(23.2%)	$90.79	$109.99	(17.5%)	$46.46	$73.31	(36.6%)	0.3%
San Antonio, TX	1	55.6%	75.9%	(26.7%)	$70.48	$87.40	(19.4%)	$39.21	$66.34	(40.9%)	0.3%
Charleston, SC	1	40.3%	62.6%	(35.6%)	$99.99	$117.79	(15.1%)	$40.34	$73.73	(45.3%)	0.3%
Raleigh/Durham/Chapel Hill, NC	1	51.7%	70.2%	(26.4%)	$81.56	$125.80	(35.2%)	$42.18	$88.28	(52.2%)	0.2%
Fort Lauderdale, FL	2	49.3%	86.3%	(42.9%)	$79.94	$133.38	(40.1%)	$39.37	$115.08	(65.8%)	0.2%
South Carolina Area	1	50.2%	68.9%	(27.1%)	$94.18	$107.34	(12.3%)	$47.25	$74.01	(36.2%)	0.2%
Omaha, NE	4	30.1%	65.3%	(53.9%)	$85.58	$110.70	(22.7%)	$25.76	$72.32	(64.4%)	0.2%
Philadelphia, PA-NJ	3	41.1%	70.1%	(41.4%)	$91.82	$136.71	(32.8%)	$37.78	$95.85	(60.6%)	0.1%
Portland, OR	1	30.5%	66.6%	(54.2%)	$86.10	$121.11	(28.9%)	$26.30	$80.70	(67.4%)	0.1%
Kansas	1	38.3%	62.0%	(38.2%)	$75.33	$95.46	(21.1%)	$28.86	$59.18	(51.2%)	0.0%
Ohio Area	1	37.5%	69.6%	(46.1%)	$90.35	$113.68	(20.5%)	$33.89	$79.08	(57.1%)	0.0%
Baltimore, MD	1	35.8%	62.9%	(43.1%)	$79.94	$122.31	(34.6%)	$28.60	$76.99	(62.9%)	0.0%
Boston, MA	4	35.3%	65.8%	(46.4%)	$97.58	$130.36	(25.1%)	$34.45	$85.74	(59.8%)	(0.1%)
Pittsburgh, PA	1	31.3%	55.5%	(43.6%)	$94.56	$127.58	(25.9%)	$29.60	$70.83	(58.2%)	(0.1%)
West Palm Beach/Boca Raton, FL	1	47.9%	80.6%	(40.6%)	$71.74	$113.07	(36.6%)	$34.35	$91.17	(62.3%)	(0.1%)
Charlotte, NC-SC	1	51.7%	77.6%	(33.4%)	$68.83	$87.31	(21.2%)	$35.61	$67.71	(47.4%)	(0.1%)
Minnesota	1	44.5%	68.8%	(35.3%)	$85.56	$115.49	(25.9%)	$38.10	$79.48	(52.1%)	(0.2%)
Indianapolis, IN	1	32.8%	61.9%	(47.0%)	$89.89	$109.76	(18.1%)	$29.49	$67.91	(56.6%)	(0.2%)
Detroit, MI	1	23.1%	65.5%	(64.7%)	$92.59	$124.91	(25.9%)	$21.38	$81.78	(73.9%)	(0.2%)
Richmond/Petersburg, VA	5	28.8%	65.3%	(55.9%)	$103.00	$145.45	(29.2%)	$29.71	$95.01	(68.7%)	(0.3%)
Dallas, TX	8	37.5%	70.5%	(46.8%)	$80.82	$116.84	(30.8%)	$30.32	$82.36	(63.2%)	(0.3%)
Denver, CO	3	40.0%	69.7%	(42.6%)	$86.32	$144.25	(40.2%)	$34.55	$100.49	(65.6%)	(0.3%)
Cincinnati, OH-KY-IN	1	32.8%	62.9%	(47.9%)	$92.85	$110.13	(15.7%)	$30.48	$69.28	(56.0%)	(0.3%)
Houston, TX	6	37.0%	61.8%	(40.1%)	$80.95	$112.22	(27.9%)	$29.92	$69.40	(56.9%)	(0.4%)
St Louis, MO-IL	2	33.3%	71.1%	(53.2%)	$94.07	$137.64	(31.7%)	$31.35	$97.81	(67.9%)	(0.6%)
Atlanta, GA	3	35.5%	69.0%	(48.6%)	$89.41	$146.09	(38.8%)	$31.73	$100.74	(68.5%)	(0.7%)
Orlando, FL	3	29.5%	84.1%	(64.9%)	$71.89	$118.74	(39.5%)	$21.20	$99.82	(78.8%)	(0.7%)
Central New Jersey	1	29.7%	68.8%	(56.8%)	$72.15	$131.43	(45.1%)	$21.40	$90.44	(76.3%)	(1.1%)
Minneapolis/St Paul, MN-WI	2	22.0%	66.4%	(66.9%)	$82.06	$131.66	(37.7%)	$18.08	$87.39	(79.3%)	(1.4%)
Austin, TX	7	32.9%	68.9%	(52.2%)	$75.45	$119.63	(36.9%)	$24.82	$82.44	(69.9%)	(1.7%)
Chicago, IL	8	23.7%	70.2%	(66.2%)	$82.53	$126.79	(34.9%)	$19.53	$89.00	(78.1%)	(5.7%)
New York, NY	1	41.3%	97.0%	(57.4%)	$122.12	$303.79	(59.8%)	$50.41	$294.55	(82.9%)	(6.2%)
All Other Markets	149	41.5%	71.5%	(42.0%)	$91.78	$130.53	(29.7%)	$38.12	$93.39	(59.2%)	19.3%

Total Portfolio	233	46.4%	72.9%	(36.4%)	$97.91	$131.79	(25.7%)	$45.44	$96.12	(52.7%)	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 16

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Year Ended December 31

(Unaudited)

		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020
Top 20 Markets
Los Angeles/Long Beach, CA	8	62.5%	88.1%	(29.1%)	$131.13	$176.57	(25.7%)	$81.95	$155.49	(47.3%)	9.5%
North Carolina East	5	67.4%	81.4%	(17.2%)	$121.73	$129.64	(6.1%)	$82.05	$105.51	(22.2%)	6.1%
Phoenix, AZ	11	43.4%	73.9%	(41.3%)	$115.41	$130.98	(11.9%)	$50.08	$96.83	(48.3%)	5.7%
San Diego, CA	7	43.5%	78.9%	(44.9%)	$127.16	$155.45	(18.2%)	$55.32	$122.62	(54.9%)	5.0%
Florida Panhandle	5	56.4%	78.9%	(28.5%)	$123.18	$150.67	(18.2%)	$69.41	$118.87	(41.6%)	4.4%
Norfolk/Virginia Beach, VA	4	59.3%	76.2%	(22.2%)	$128.67	$148.59	(13.4%)	$76.34	$113.20	(32.6%)	4.2%
Anaheim/Santa Ana, CA	6	46.3%	83.3%	(44.4%)	$120.22	$146.59	(18.0%)	$55.64	$122.18	(54.5%)	4.2%
Seattle, WA	3	50.1%	84.1%	(40.4%)	$139.88	$190.01	(26.4%)	$70.02	$159.87	(56.2%)	3.5%
Melbourne/Titusville, FL	3	52.4%	91.7%	(42.9%)	$139.26	$158.19	(12.0%)	$72.94	$145.04	(49.7%)	3.3%
Alaska	2	65.4%	84.7%	(22.8%)	$138.79	$196.16	(29.2%)	$90.72	$166.22	(45.4%)	2.8%
Nashville, TN	5	43.8%	83.6%	(47.6%)	$117.92	$165.13	(28.6%)	$51.62	$137.99	(62.6%)	2.7%
Texas West	2	74.4%	84.0%	(11.4%)	$104.06	$121.06	(14.0%)	$77.41	$101.74	(23.9%)	2.5%
Alabama South	6	46.3%	75.2%	(38.4%)	$103.37	$120.12	(13.9%)	$47.83	$90.31	(47.0%)	2.4%
Alabama North	4	52.3%	81.6%	(35.9%)	$108.09	$115.10	(6.1%)	$56.53	$93.88	(39.8%)	2.4%
Oklahoma City, OK	4	46.8%	73.9%	(36.7%)	$107.14	$132.56	(19.2%)	$50.17	$97.95	(48.8%)	2.3%
Texas East	2	77.4%	82.7%	(6.4%)	$100.12	$104.23	(3.9%)	$77.46	$86.21	(10.1%)	2.2%
Tucson, AZ	3	54.3%	80.4%	(32.5%)	$104.92	$110.05	(4.7%)	$57.01	$88.45	(35.5%)	2.1%
Fort Worth/Arlington, TX	5	50.0%	76.4%	(34.6%)	$105.13	$130.76	(19.6%)	$52.52	$99.85	(47.4%)	2.0%
Riverside & San Bernardino, CA	1	78.8%	86.6%	(9.0%)	$156.21	$169.58	(7.9%)	$123.08	$146.88	(16.2%)	1.8%
Louisiana South	2	62.3%	69.6%	(10.5%)	$96.59	$112.75	(14.3%)	$60.15	$78.48	(23.4%)	1.8%
Top 20 Markets	88	52.6%	80.1%	(34.3%)	$119.84	$146.30	(18.1%)	$63.02	$117.16	(46.2%)	70.9%

All Other Markets
Miami/Hialeah, FL	3	54.2%	84.4%	(35.8%)	$108.07	$135.50	(20.2%)	$58.59	$114.37	(48.8%)	1.5%
Dallas, TX	8	39.6%	72.3%	(45.2%)	$99.47	$120.19	(17.2%)	$39.37	$86.93	(54.7%)	1.5%
Portland, ME	1	48.3%	79.9%	(39.5%)	$140.69	$184.84	(23.9%)	$67.95	$147.74	(54.0%)	1.4%
Birmingham, AL	4	45.9%	77.7%	(40.9%)	$109.13	$122.90	(11.2%)	$50.11	$95.49	(47.5%)	1.4%
California South/Central	2	67.2%	85.7%	(21.6%)	$114.51	$146.00	(21.6%)	$76.93	$125.17	(38.5%)	1.3%
Salt Lake City/Ogden, UT	2	56.3%	76.2%	(26.1%)	$87.07	$122.01	(28.6%)	$48.99	$92.98	(47.3%)	1.3%
Washington, DC-MD-VA	4	43.7%	78.1%	(44.0%)	$107.07	$131.46	(18.6%)	$46.81	$102.69	(54.4%)	1.3%
Knoxville, TN	3	46.5%	77.7%	(40.2%)	$100.08	$110.96	(9.8%)	$46.50	$86.18	(46.0%)	1.3%
Memphis, TN-AR-MS	2	48.7%	77.2%	(36.9%)	$124.31	$150.96	(17.7%)	$60.55	$116.49	(48.0%)	1.3%
San Jose/Santa Cruz, CA	1	64.7%	86.4%	(25.1%)	$143.71	$234.47	(38.7%)	$93.01	$202.48	(54.1%)	1.2%
Tennessee Area	2	59.8%	80.3%	(25.5%)	$107.99	$121.11	(10.8%)	$64.53	$97.26	(33.7%)	1.2%
Columbia, SC	2	59.7%	81.3%	(26.6%)	$95.73	$114.92	(16.7%)	$57.14	$93.44	(38.8%)	1.1%
Macon/Warner Robins, GA	1	69.0%	82.3%	(16.2%)	$112.55	$134.23	(16.2%)	$77.68	$110.47	(29.7%)	1.1%
Denver, CO	3	45.4%	77.9%	(41.7%)	$103.21	$152.50	(32.3%)	$46.83	$118.74	(60.6%)	1.1%
Fort Lauderdale, FL	2	47.3%	87.8%	(46.1%)	$120.20	$137.52	(12.6%)	$56.81	$120.70	(52.9%)	1.1%
New Orleans, LA	1	41.7%	76.9%	(45.8%)	$148.86	$178.16	(16.4%)	$62.14	$136.92	(54.6%)	1.0%
Houston, TX	6	42.3%	63.1%	(33.0%)	$94.83	$117.60	(19.4%)	$40.15	$74.21	(45.9%)	1.0%
Indiana North	3	40.9%	67.1%	(39.0%)	$107.31	$134.32	(20.1%)	$43.88	$90.19	(51.3%)	0.9%
Jacksonville, FL	2	54.0%	75.6%	(28.6%)	$105.10	$120.40	(12.7%)	$56.79	$91.00	(37.6%)	0.8%
Sacramento, CA	1	51.8%	89.4%	(42.1%)	$119.72	$158.46	(24.4%)	$62.07	$141.69	(56.2%)	0.8%
Newark, NJ	2	57.0%	80.1%	(28.8%)	$114.75	$150.23	(23.6%)	$65.39	$120.28	(45.6%)	0.8%
Arkansas Area	3	41.0%	76.2%	(46.2%)	$94.40	$122.67	(23.0%)	$38.68	$93.47	(58.6%)	0.8%
Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Year Ended December 31

(Unaudited) (Continued)

Idaho	1	45.9%	81.1%	(43.4%)	$121.41	$151.65	(19.9%)	$55.72	$123.00	(54.7%)	0.8%
Syracuse, NY	2	35.2%	68.4%	(48.5%)	$117.15	$150.03	(21.9%)	$41.23	$102.64	(59.8%)	0.7%
Virginia Area	1	54.6%	65.9%	(17.1%)	$93.59	$164.81	(43.2%)	$51.06	$108.60	(53.0%)	0.7%
Tampa/St Petersburg, FL	1	52.5%	85.3%	(38.5%)	$128.01	$148.10	(13.6%)	$67.21	$126.29	(46.8%)	0.6%
Omaha, NE	4	35.5%	76.9%	(53.8%)	$98.79	$124.75	(20.8%)	$35.06	$95.93	(63.5%)	0.6%
Bergen/Passaic, NJ	1	63.5%	83.8%	(24.2%)	$103.46	$139.85	(26.0%)	$65.75	$117.20	(43.9%)	0.6%
Mississippi	2	46.5%	67.3%	(30.9%)	$99.31	$100.38	(1.1%)	$46.15	$67.52	(31.6%)	0.6%
Colorado Springs, CO	1	52.3%	78.4%	(33.3%)	$116.40	$143.17	(18.7%)	$60.90	$112.27	(45.8%)	0.6%
Utah Area	1	50.9%	69.1%	(26.3%)	$98.56	$112.34	(12.3%)	$50.20	$77.67	(35.4%)	0.5%
Georgia South	1	58.9%	78.2%	(24.7%)	$88.76	$107.44	(17.4%)	$52.31	$83.97	(37.7%)	0.5%
Florida Central	3	43.4%	75.1%	(42.2%)	$103.69	$120.45	(13.9%)	$44.99	$90.45	(50.3%)	0.5%
South Carolina Area	1	54.8%	78.3%	(30.0%)	$113.09	$131.28	(13.9%)	$61.94	$102.82	(39.8%)	0.5%
Mobile, AL	1	56.3%	70.4%	(20.0%)	$96.75	$104.09	(7.1%)	$54.45	$73.24	(25.7%)	0.5%
Chattanooga, TN-GA	1	66.1%	83.9%	(21.2%)	$112.60	$118.08	(4.6%)	$74.45	$99.11	(24.9%)	0.4%
Charleston, SC	1	46.4%	76.2%	(39.1%)	$106.25	$119.75	(11.3%)	$49.31	$91.21	(45.9%)	0.4%
Atlanta, GA	3	36.5%	70.8%	(48.4%)	$120.52	$158.02	(23.7%)	$43.96	$111.82	(60.7%)	0.4%
Iowa Area	3	49.9%	76.0%	(34.3%)	$97.49	$111.78	(12.8%)	$48.63	$84.95	(42.8%)	0.4%
Kansas City, MO-KS	5	34.8%	76.0%	(54.2%)	$106.49	$116.86	(8.9%)	$37.11	$88.79	(58.2%)	0.4%
Philadelphia, PA-NJ	3	40.2%	71.7%	(43.9%)	$106.74	$141.62	(24.6%)	$42.95	$101.56	(57.7%)	0.3%
Greensboro/Winston Salem, NC	2	46.8%	76.4%	(38.7%)	$91.57	$116.69	(21.5%)	$42.84	$89.21	(52.0%)	0.3%
Long Island	1	45.0%	82.8%	(45.7%)	$113.48	$153.11	(25.9%)	$51.02	$126.70	(59.7%)	0.3%
West Palm Beach/Boca Raton, FL	1	43.3%	80.5%	(46.2%)	$117.50	$120.51	(2.5%)	$50.92	$97.04	(47.5%)	0.3%
San Antonio, TX	1	54.1%	75.3%	(28.2%)	$82.00	$94.64	(13.4%)	$44.32	$71.29	(37.8%)	0.3%
Savannah, GA	1	64.1%	87.0%	(26.3%)	$99.20	$126.19	(21.4%)	$63.55	$109.80	(42.1%)	0.3%
Raleigh/Durham/Chapel Hill, NC	1	49.8%	78.2%	(36.3%)	$94.98	$125.04	(24.0%)	$47.26	$97.74	(51.6%)	0.3%
Orlando, FL	3	33.2%	81.4%	(59.2%)	$102.64	$114.68	(10.5%)	$34.09	$93.31	(63.5%)	0.2%
Ohio Area	1	40.0%	72.1%	(44.5%)	$99.89	$117.63	(15.1%)	$39.91	$84.81	(52.9%)	0.2%
Portland, OR	1	31.3%	73.1%	(57.2%)	$105.26	$134.88	(22.0%)	$32.93	$98.61	(66.6%)	0.2%
Greenville/Spartanburg, SC	1	47.6%	63.9%	(25.5%)	$94.78	$113.75	(16.7%)	$45.07	$72.71	(38.0%)	0.2%
Boston, MA	4	33.9%	70.3%	(51.8%)	$110.78	$133.19	(16.8%)	$37.50	$93.67	(60.0%)	0.1%
Kansas	1	41.2%	71.5%	(42.4%)	$84.53	$98.65	(14.3%)	$34.81	$70.58	(50.7%)	0.1%
Baltimore, MD	1	38.4%	65.8%	(41.6%)	$88.01	$120.44	(26.9%)	$33.84	$79.22	(57.3%)	0.1%
Minnesota	1	46.5%	73.2%	(36.5%)	$95.83	$115.20	(16.8%)	$44.57	$84.37	(47.2%)	0.0%
Charlotte, NC-SC	1	50.2%	71.8%	(30.1%)	$76.83	$93.41	(17.7%)	$38.60	$67.06	(42.4%)	0.0%
Pittsburgh, PA	1	34.2%	63.8%	(46.4%)	$95.14	$121.32	(21.6%)	$32.49	$77.39	(58.0%)	0.0%
Indianapolis, IN	1	33.4%	67.0%	(50.1%)	$99.83	$118.89	(16.0%)	$33.32	$79.60	(58.1%)	0.0%
St Louis, MO-IL	2	35.3%	76.9%	(54.1%)	$109.42	$144.64	(24.4%)	$38.68	$111.28	(65.2%)	(0.1%)
Detroit, MI	1	27.8%	65.8%	(57.8%)	$101.53	$135.90	(25.3%)	$28.27	$89.43	(68.4%)	(0.1%)
Austin, TX	7	34.7%	73.0%	(52.5%)	$92.49	$121.21	(23.7%)	$32.10	$88.45	(63.7%)	(0.1%)
Richmond/Petersburg, VA	5	29.2%	71.5%	(59.2%)	$125.07	$148.88	(16.0%)	$36.47	$106.38	(65.7%)	(0.1%)
Cincinnati, OH-KY-IN	1	38.6%	71.2%	(45.8%)	$99.43	$118.72	(16.2%)	$38.38	$84.51	(54.6%)	(0.2%)
Central New Jersey	1	35.7%	73.5%	(51.4%)	$93.05	$132.52	(29.8%)	$33.25	$97.39	(65.9%)	(0.3%)
Minneapolis/St Paul, MN-WI	2	27.5%	76.0%	(63.8%)	$108.04	$136.46	(20.8%)	$29.70	$103.67	(71.4%)	(0.5%)
Chicago, IL	8	31.8%	73.9%	(57.0%)	$96.95	$128.73	(24.7%)	$30.84	$95.13	(67.6%)	(1.9%)
New York, NY	1	31.0%	94.4%	(67.2%)	$129.21	$260.56	(50.4%)	$40.06	$246.05	(83.7%)	(5.7%)
All Other Markets	145	42.0%	75.3%	(44.2%)	$105.47	$132.99	(20.7%)	$44.33	$100.19	(55.8%)	29.1%

Total Portfolio	233	46.0%	77.1%	(40.3%)	$111.62	$138.09	(19.2%)	$51.33	$106.45	(51.8%)	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months Ended December 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2020	Q4 2019	% Change	Q4 2020	Q4 2019	% Change	Q4 2020	Q4 2019	% Change	Q4 2020
STR Region
East North Central	15	27.7%	67.6%	(59.0%)	$90.39	$127.79	(29.3%)	$25.06	$86.45	(71.0%)	(5.2)%
East South Central	30	52.1%	74.4%	(30.0%)	$102.10	$129.51	(21.2%)	$53.22	$96.35	(44.8%)	20.1%
Middle Atlantic	12	44.4%	74.4%	(40.3%)	$100.89	$168.42	(40.1%)	$44.79	$125.25	(64.2%)	(3.7)%
Mountain	22	47.6%	72.2%	(34.1%)	$89.15	$125.10	(28.7%)	$42.46	$90.35	(53.0%)	10.0%
New England	5	38.8%	71.2%	(45.5%)	$111.12	$139.41	(20.3%)	$43.11	$99.28	(56.6%)	1.8%
Pacific	32	54.4%	79.3%	(31.4%)	$114.04	$152.91	(25.4%)	$62.00	$121.26	(48.9%)	34.7%
South Atlantic	58	49.1%	73.2%	(32.9%)	$94.62	$125.09	(24.4%)	$46.45	$91.53	(49.3%)	27.7%
West North Central	18	34.0%	68.6%	(50.4%)	$91.84	$117.21	(21.6%)	$31.20	$80.36	(61.2%)	(0.6)%
West South Central	41	46.8%	70.4%	(33.5%)	$89.89	$119.99	(25.1%)	$42.07	$84.52	(50.2%)	15.2%

Total Portfolio	233	46.4%	72.9%	(36.4%)	$97.91	$131.79	(25.7%)	$45.44	$96.12	(52.7%)	100.0%

Note:  Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Year Ended December 31

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020
STR Region
East North Central	15	33.8%	71.7%	(52.9%)	$99.60	$128.27	(22.4%)	$33.71	$91.99	(63.4%)	(1.1)%
East South Central	30	48.3%	78.4%	(38.4%)	$109.30	$130.59	(16.3%)	$52.75	$102.41	(48.5%)	14.1%
Middle Atlantic	12	42.1%	77.1%	(45.4%)	$109.99	$161.95	(32.1%)	$46.35	$124.91	(62.9%)	(3.2)%
Mountain	22	47.1%	76.1%	(38.1%)	$108.38	$132.04	(17.9%)	$51.09	$100.50	(49.2%)	12.0%
New England	5	37.9%	73.0%	(48.1%)	$121.37	$148.89	(18.5%)	$45.95	$108.67	(57.7%)	1.5%
Pacific	32	52.7%	83.6%	(37.0%)	$129.67	$167.39	(22.5%)	$68.40	$139.98	(51.1%)	30.4%
South Atlantic	58	48.4%	78.0%	(37.9%)	$113.44	$134.34	(15.6%)	$54.93	$104.79	(47.6%)	30.1%
West North Central	18	37.0%	76.0%	(51.3%)	$101.74	$123.86	(17.9%)	$37.69	$94.18	(60.0%)	1.0%
West South Central	41	46.1%	73.0%	(36.8%)	$100.42	$123.14	(18.5%)	$46.32	$89.89	(48.5%)	15.2%

Total Portfolio	233	46.0%	77.1%	(40.3%)	$111.62	$138.09	(19.2%)	$51.33	$106.45	(51.8%)	100.0%

Note:  Region categorization based on STR designation.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months Ended December 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2020	Q4 2019	% Change	Q4 2020	Q4 2019	% Change	Q4 2020	Q4 2019	% Change	Q4 2020
Upscale
Courtyard	36	42.9%	69.1%	(37.9%)	$93.91	$131.92	(28.8%)	$40.29	$91.13	(55.8%)	11.7%
Hilton Garden Inn	41	39.5%	71.2%	(44.5%)	$90.77	$129.28	(29.8%)	$35.82	$92.02	(61.1%)	3.4%
Homewood Suites	32	63.3%	78.1%	(19.0%)	$101.07	$134.00	(24.6%)	$63.94	$104.63	(38.9%)	27.4%
Hyatt House	1	48.9%			$78.06			$38.20			(0.1)%
Hyatt Place	2	45.7%	79.9%	(42.8%)	$86.67	$99.06	(12.5%)	$39.60	$79.11	(49.9%)	(0.3)%
Residence Inn	33	56.8%	76.7%	(25.9%)	$114.80	$139.50	(17.7%)	$65.26	$107.06	(39.0%)	38.2%
SpringHill Suites	13	37.8%	71.4%	(47.1%)	$81.54	$121.76	(33.0%)	$30.82	$86.97	(64.6%)	1.3%
Upscale Total	158	47.9%	73.1%	(34.5%)	$98.69	$132.09	(25.3%)	$47.29	$96.53	(51.0%)	81.6%

Upper Midscale
Fairfield Inn / Fairfield Inn & Suites	11	39.1%	72.1%	(45.8%)	$83.16	$117.26	(29.1%)	$32.52	$84.50	(61.5%)	1.1%
Hampton Inn / Hampton Inn & Suites	39	39.6%	72.3%	(45.2%)	$93.74	$127.83	(26.7%)	$37.16	$92.45	(59.8%)	6.4%
Home2 Suites	10	58.4%	74.6%	(21.7%)	$101.17	$126.81	(20.2%)	$59.08	$94.60	(37.5%)	9.2%
TownePlace Suites	9	58.6%	75.9%	(22.8%)	$93.16	$106.33	(12.4%)	$54.62	$80.73	(32.3%)	7.2%
Upper Midscale Total	69	44.2%	73.0%	(39.5%)	$93.54	$123.47	(24.2%)	$41.38	$90.11	(54.1%)	23.9%

Upper Upscale
Embassy Suites	2	65.2%	79.8%	(18.3%)	$129.85	$155.43	(16.5%)	$84.66	$124.05	(31.8%)	3.0%
Marriott	2	19.1%	55.5%	(65.6%)	$95.09	$143.62	(33.8%)	$18.13	$79.67	(77.2%)	(1.9)%
Upper Upscale Total	4	34.7%	63.7%	(45.5%)	$117.19	$148.64	(21.2%)	$40.62	$94.72	(57.1%)	1.1%

Independents
Independents	2	40.5%	93.3%	(56.6%)	$119.72	$274.97	(56.5%)	$48.51	$256.42	(81.1%)	(6.6)%
Independents Total	2	40.5%	93.3%	(56.6%)	$119.72	$274.97	(56.5%)	$48.51	$256.42	(81.1%)	(6.6)%

Total Portfolio	233	46.4%	72.9%	(36.4%)	$97.91	$131.79	(25.7%)	$45.44	$96.12	(52.7%)	100.0%

Note:  Chain scale categorization based on STR designation.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Year Ended December 31

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020
Upscale
Courtyard	36	41.3%	74.4%	(44.5%)	$116.06	$143.24	(19.0%)	$47.88	$106.53	(55.1%)	15.6%
Hilton Garden Inn	41	41.1%	76.1%	(46.0%)	$105.50	$134.11	(21.3%)	$43.37	$102.03	(57.5%)	10.2%
Homewood Suites	32	60.7%	82.0%	(26.0%)	$111.23	$138.25	(19.5%)	$67.50	$113.32	(40.4%)	22.0%
Hyatt House	1	39.0%			$79.01			$30.81			(0.1)%
Hyatt Place	2	45.9%	77.4%	(40.7%)	$91.06	$105.42	(13.6%)	$41.76	$81.64	(48.8%)	(0.1)%
Residence Inn	33	57.7%	79.3%	(27.2%)	$123.95	$147.09	(15.7%)	$71.49	$116.69	(38.7%)	32.5%
SpringHill Suites	13	35.5%	75.8%	(53.2%)	$97.07	$124.82	(22.2%)	$34.45	$94.65	(63.6%)	0.9%
Upscale Total	158	47.5%	77.3%	(38.6%)	$112.76	$138.74	(18.7%)	$53.53	$107.31	(50.1%)	81.0%

Upper Midscale
Fairfield Inn / Fairfield Inn & Suites	11	37.7%	74.6%	(49.5%)	$96.18	$117.68	(18.3%)	$36.28	$87.79	(58.7%)	1.3%
Hampton Inn / Hampton Inn & Suites	39	39.8%	76.2%	(47.8%)	$108.30	$134.28	(19.3%)	$43.13	$102.38	(57.9%)	8.6%
Home2 Suites	10	58.9%	80.7%	(27.0%)	$109.92	$136.82	(19.7%)	$64.76	$110.45	(41.4%)	7.9%
TownePlace Suites	9	58.0%	78.2%	(25.8%)	$100.51	$115.71	(13.1%)	$58.29	$90.52	(35.6%)	6.2%
Upper Midscale Total	69	44.1%	76.8%	(42.6%)	$105.81	$129.86	(18.5%)	$46.66	$99.69	(53.2%)	24.0%

Upper Upscale
Embassy Suites	2	62.4%	86.4%	(27.8%)	$148.00	$186.72	(20.7%)	$92.29	$161.34	(42.8%)	2.7%
Marriott	2	20.2%	62.3%	(67.6%)	$124.75	$147.53	(15.4%)	$25.24	$91.96	(72.6%)	(1.8)%
Upper Upscale Total	4	34.5%	70.5%	(51.1%)	$138.98	$163.82	(15.2%)	$47.95	$115.48	(58.5%)	0.9%

Independents
Independents	2	32.4%	90.6%	(64.2%)	$128.87	$240.21	(46.4%)	$41.79	$217.69	(80.8%)	(5.9)%
Independents Total	2	32.4%	90.6%	(64.2%)	$128.87	$240.21	(46.4%)	$41.79	$217.69	(80.8%)	(5.9)%

Total Portfolio	233	46.0%	77.1%	(40.3%)	$111.62	$138.09	(19.2%)	$51.33	$106.45	(51.8%)	100.0%

Note:  Chain scale categorization based on STR designation.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended December 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2020	Q4 2019	% Change	Q4 2020	Q4 2019	% Change	Q4 2020	Q4 2019	% Change	Q4 2020
STR Location
Airport	19	51.9%	76.8%	(32.4%)	$88.03	$124.39	(29.2%)	$45.72	$95.49	(52.1%)	6.6%
Interstate	6	59.3%	73.8%	(19.6%)	$98.05	$112.42	(12.8%)	$58.10	$83.01	(30.0%)	4.7%
Resort	11	40.0%	77.1%	(48.1%)	$105.76	$127.80	(17.2%)	$42.33	$98.51	(57.0%)	5.6%
Small Metro/Town	15	53.6%	73.2%	(26.8%)	$91.50	$115.11	(20.5%)	$49.05	$84.21	(41.8%)	9.5%
Suburban	140	47.6%	72.3%	(34.2%)	$98.40	$127.39	(22.8%)	$46.79	$92.12	(49.2%)	64.2%
Urban	42	39.6%	72.3%	(45.2%)	$101.50	$153.56	(33.9%)	$40.17	$111.03	(63.8%)	9.4%

Total Portfolio	233	46.4%	72.9%	(36.4%)	$97.91	$131.79	(25.7%)	$45.44	$96.12	(52.7%)	100.0%

Note:  Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Year Ended December 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020
STR Location
Airport	19	52.4%	80.0%	(34.5%)	$102.11	$129.34	(21.1%)	$53.50	$103.49	(48.3%)	7.1%
Interstate	6	53.5%	76.5%	(30.1%)	$100.75	$111.50	(9.6%)	$53.94	$85.28	(36.7%)	3.2%
Resort	11	43.4%	81.5%	(46.7%)	$136.09	$146.42	(7.1%)	$59.11	$119.39	(50.5%)	8.7%
Small Metro/Town	15	51.6%	77.0%	(33.0%)	$102.94	$119.35	(13.7%)	$53.08	$91.90	(42.2%)	8.7%
Suburban	140	47.0%	76.5%	(38.6%)	$109.96	$134.03	(18.0%)	$51.64	$102.60	(49.7%)	60.6%
Urban	42	39.4%	76.7%	(48.6%)	$119.61	$157.82	(24.2%)	$47.17	$121.06	(61.0%)	11.7%

Total Portfolio	233	46.0%	77.1%	(40.3%)	$111.62	$138.09	(19.2%)	$51.33	$106.45	(51.8%)	100.0%

Note:  Location categorization based on STR designation.

Page | 22